Exhibit 1.1

Neuronetics, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

November 10, 2026

William Blair & Company, L.L.C.

As representative of the several Underwriters

named in Schedule I hereto,

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

Neuronetics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom William Blair & Company, L.L.C. is acting as representative (the “Representative” or “you”) an aggregate of 18,750,000 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 2,812,500 additional shares (the “Optional Securities”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”). To the extent that you are the only Underwriter, all references to “each Underwriter,” “the Underwriters” or “Representative” shall refer to just you.

The Company understands that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as you deem advisable.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-288526) (excluding exhibits to the registration statement, but including all documents incorporated by reference in the prospectus included therein, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission; a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), became effective upon filing; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified on Schedule II(a) hereto, is hereinafter called a “General Use Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b);

(c) For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed in Schedule II(c) hereto and each General Use Issuer Free Writing Prospectus, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b);

(d) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b);

(f) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and the Pricing Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the balance sheet, statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements, and related schedules and notes thereto, have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The selected financial data incorporated by reference in the Pricing Disclosure Package present fairly the information shown therein at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Pricing Disclosure Package and other financial information. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Pricing Disclosure Package. The other financial and related statistical information included in the Registration Statement and the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package. All disclosures contained in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(g) The statistical and market-related data included in the Registration Statement and the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

(h) Except as (i) described in the Registration Statement, the Pricing Disclosure Package and Prospectus or (ii) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (as hereinafter defined), (A) the Company and each of its subsidiaries have filed all United States federal, state, local and foreign income tax returns required by law to be filed through the date hereof and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid; and (B) there is no deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP;

(i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference, in each of the foregoing cases, taken as a whole, with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (i) except as set forth on Schedule II(i), any change in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options or warrants, in each case as described or referred to in the Pricing Disclosure Package) or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(j) The Company and its subsidiaries have good and marketable title to all real property owned by them and have good title to all other property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package, Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(k) Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private), self-regulatory organization or any political subdivision of any of the foregoing

(each, a “Governmental Authority”), relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim that would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws;

(l) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(m) This Agreement has been duly authorized, executed and delivered by the Company;

(n) The Company has an authorized capitalization as set forth in the Basic Prospectus under the caption “Description of Capital Stock” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, with respect to shares of Common Stock, conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of each subsidiary of the Company, if any, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and there are no options, warrants or other rights to acquire shares of capital stock of any subsidiary of the Company; with respect to equity-based awards (the “Awards”) granted pursuant to the equity-based compensation plans of the Company (the “Company Stock Plans”), (i) each Award intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of an Award was duly authorized no later than the date on which the grant of such Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Award was equal to the fair market value of a share of Common Stock, as determined in good faith by the board of directors of the Company on the effective Grant Date and (v) each such grant was properly accounted for in accordance with GAAP, except, in each case, as would not have a Material Adverse Effect;

(o) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Securities contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights that have not been waived or complied with;

(p) The issue and sale of the Securities and the compliance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not violate any of the provisions of the Certificate of Incorporation or Bylaws of the Company, or the organizational documents of any subsidiary of the Company, (iii) will not violate any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, and (iv) will not require any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or third party, except for (x) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, (y) the registration under the Act of the Securities, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(q) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation, Bylaws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), to the extent that such default would not have a Material Adverse Effect;

(r) The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Material U.S. Federal Income Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(s) Other than as set forth in the Pricing Disclosure Package and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by any Governmental Authority or threatened by others;

(t) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined in Rule 405 under the Act;

(v) KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(w) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as described in the Pricing Disclosure Package and Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any “significant deficiencies” or “material weaknesses” (as defined by the PCAOB) in its internal control over financial reporting;

(x) The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and The Nasdaq Global Market (“Nasdaq”);

(y) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(aa) Except to the extent as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company or its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s or any subsidiary’s business as now conducted or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted, and (ii) there are no unreleased liens or security interests which have been filed against any of the patents owned by the Company or its subsidiaries. Furthermore, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except as such action, suit, proceeding or claim would not result in a Material Adverse Effect; (iii) the Intellectual Property owned by the Company or its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, except as such action, suit, proceeding or claim would not result in a Material Adverse Effect, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim, except as such action, suit, proceeding or claim would not result in a Material Adverse Effect and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (v) to the Company’s knowledge, the Company and its subsidiaries have complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect; and (vi) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property;

(bb) There are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) of the Company, or other relationships with unconsolidated entities or other persons that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(cc) The Company and each of its subsidiaries have, during the past ten (10) years, complied, and are presently in compliance, in all material respects, with its privacy and security policies, and with all applicable obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its subsidiaries. The Company and its subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company and/or any of its subsidiaries. Neither the Company nor any of its subsidiaries has experienced a material security breach or attack or other material compromise of or relating to any such information technology system or data requiring notice to any third party under applicable state or federal law;

(dd) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(ee) There are no contracts or other documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required;

(ff) Except as disclosed in the Pricing Disclosure Package or Prospectus, there are no related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K promulgated under the Act and any such related party transactions described therein are accurately described in all material respects;

(gg) Except (i) as set forth or described in the Pricing Disclosure Package or Prospectus or (ii) as would not have, individually or in the aggregate, a Material Adverse Effect, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any Governmental Authority with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except (i) as set forth or described in the Pricing Disclosure Package or Prospectus or (ii) as would not have, individually or in the aggregate, a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) any event or condition giving rise to a liability under Title IV of ERISA; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability;

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any Governmental Authority to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(ii) There are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities;

(jj) None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Act other than as disclosed in the Pricing Disclosure Package; and there are no persons with registration or similar rights that would require any securities of the Company to be included in the Registration Statement or in the offering contemplated hereby; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Disclosure Package or those issued or issuable under the Company Stock Plans described in the Pricing Disclosure Package; and the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(kk) (i) Neither the Company nor any of its subsidiaries, nor any of their directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea, and Syria); (ii) neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (A) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) for the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable federal, state, international, foreign or other laws, regulations or government guidance regarding financial record-keeping and reporting requirements, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the subsidiaries conduct business, the applicable rules and regulations thereunder, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(nn) The Company and, as applicable, each of its subsidiaries, holds all material, and is operating in material compliance with, all certificates, registrations, franchises, licenses, permits, clearances, approvals, exemptions, accreditations, provider or supplier numbers, and other authorizations issued by all applicable authorities, including the United States Food and Drug Administration (“FDA”), the Centers for Medicare & Medicaid Services (“CMS”) and any state, federal or foreign regulatory agencies or bodies required for the conduct of its business as currently conducted (collectively, “Permits”), and all such Permits are in full force and effect; the Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit; to the Company’s knowledge, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or any other Governmental Authority relating to the Company and its subsidiaries, their business and the products of the Company, when submitted to the FDA or to such other Governmental Authority, were true, complete and correct in all material respects as of the date of submission and any material and required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or such other Governmental Authority; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; no Regulatory Agency (as defined below) has taken or to the Company’s knowledge is taking action to limit, suspend or revoke any Permit of any of the Company or any subsidiary of the Company in any material respect;

(oo) The clinical trials and other studies conducted by or on behalf of or sponsored by the Company (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; the Company and its subsidiaries have made all such material filings and obtained all such approvals as may be required by the FDA, CMS or from any other U.S. or foreign government or drug regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); no investigational device exemption application filed by or on behalf of the Company or any of its subsidiaries with the FDA has been terminated or suspended by the FDA; the Company and its subsidiaries have not received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of any clinical trials that are described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; the Company and its subsidiaries have, in the past five years, operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies; the Company has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any material recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice of action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation; and neither the Company nor any of its subsidiaries, nor any of the Company’s and each of its subsidiaries’ respective officers nor, to the Company’s knowledge, employees or agents, has made any untrue statement of a material fact or fraudulent statement to any Governmental Authority or failed to disclose a material fact required to be disclosed to any Governmental Authority, in each case that is expected to have a Material Adverse Effect;

(pp) Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company and each of its subsidiaries and its and their respective directors and officers and, to the Company’s knowledge, its employees and agents (while acting in such capacity) are, and at all times, during the past six years, have been, in material compliance with, all healthcare laws applicable to the Company and each of its subsidiaries or any of its products or activities, including, but not limited to, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Stark Law (42 U.S.C. § 1395nn), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.), each as amended, the regulations promulgated pursuant to such laws, and any other state or federal law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes requirements on the manufacturing, development, testing, labeling, marketing or distribution of medical devices, recordkeeping, quality, safety, privacy, security, licensure, accreditation or any other aspect of producing medical devices (collectively, “Healthcare Laws”). Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any Governmental Authority, including, without limitation, the FDA, the Drug Enforcement Administration (“DEA”), or the U.S. Department of Health and Human Services Office of Inspector General, of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Healthcare Laws, and to the knowledge of the Company, no such Action is threatened;

(qq) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission thereunder;

(rr) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ss) The Company, or any of its subsidiaries, is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plan of correction or similar agreements with or imposed by any Governmental Authority;

(tt) Neither the Company, any of its subsidiaries, nor any of their respective officers or directors nor, to the Company’s knowledge, any of their respective employees or agents, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or is subject to a governmental inquiry, claim, investigation, proceeding, or any other Action that could reasonably be expected to result in debarment, suspension, or exclusion;

(uu) [reserved];

(vv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(ww) (i) Except as described in the Pricing Disclosure Package, Prospectus or the Registration Statement, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability; (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, in each case except that would not have a material and adverse effect on the Company or its subsidiaries; and (iii) the Company and its subsidiaries, taken as a whole, have implemented commercially reasonable and appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification;

(xx) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to Company Stock Plans; and

(yy) There are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(zz) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries have granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(aaa) The development, purchasing and manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company, is being conducted in compliance, in all material respects, with all applicable Healthcare Laws. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not had any manufacturing site (whether owned by the Company or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to an FDA or other Regulatory Agency shutdown or import or export prohibition, nor received any FDA or other Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Healthcare Laws, requests to make material changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or any other Regulatory Agency alleging or asserting material noncompliance with any applicable Healthcare Laws, other than those that have been satisfactorily addressed and/or closed with the FDA or other Regulatory Agency. To the knowledge of the Company, none of the FDA or any other Regulatory Agency is considering such action.

(bbb) No labor dispute with the employees of the Company or any of its subsidiaries exists or has been threatened, and the Company is not aware of any existing labor disturbance by the employees of any of its subsidiaries, principal suppliers, contractors or customers.

(ccc) The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all Permits or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance with all terms and conditions of such Permit or approval, except in the case of each of clauses (i), (ii) and (iii), where such failure to be in compliance or receive approvals would reasonably be expected to result in material liability for the Company. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws.

(ddd) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $1.5040, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,812,500 Optional Securities solely for use for covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Securities at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as William Blair & Company, L.L.C. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to William Blair & Company, L.L.C. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on November 12, 2026 or such other time and date as William Blair & Company, L.L.C. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by William Blair & Company, L.L.C. in the written notice given by William Blair & Company, L.L.C. of the Underwriters’ election to purchase such Optional Securities, or such other time and date as William Blair & Company, L.L.C. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Covington & Burling LLP (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to notify you promptly if the Company intends to make any further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus (excluding, for the purpose of this provision, any document incorporated by reference therein) prior to the last Time of Delivery and to make no amendment or supplement to the Registration Statement, the Basic Prospectus or the Prospectus without providing you with a reasonable time to review and comment upon such filing; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, in each case prior to the last Time of Delivery, and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, prior to the last Time of Delivery, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Securities or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)

under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities, and if you have notified the Company that the delivery of a prospectus is required after the last Time of Delivery, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any hedging, swap, forward or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative (other than (A) the Securities to be sold to the Underwriters hereunder, (B) the issuance of options, restricted stock units, warrants or other equity awards to acquire shares of Common Stock granted pursuant to the Company Stock Plans that are described in the Prospectus, as such plans may be amended, (C) the issuance of shares of Common Stock upon the exercise or vesting of any such options, warrants or other equity awards to acquire shares of Common Stock (including, without limitation, any disposition necessary to pay or otherwise satisfy any tax withholding obligations upon the vesting of equity awards granted pursuant to the Company’s equity incentive plans, provided, however, that any filing under Section 16 of the Exchange Act made in connection with such disposition shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause), or pursuant to any employee stock purchase plan described in the Prospectus, (D) shares of Common Stock issued upon exercise of outstanding warrants, (E) the filing of one or more Registration Statements on Form S-8 registering securities pursuant to the Company Stock Plans or any inducement award granted in accordance with Nasdaq Listing Rule 5635(c)(4), (F) the grant of inducement awards in accordance with Nasdaq Listing Rule 5635(c)(4) and the issuance of shares of Common Stock thereunder, (G) the issuance of shares of Common Stock or securities convertible into or exercisable for Common Stock in connection with the acquisition by the Company of the securities, business, property or other assets of another person or entity, or in connection with joint ventures, commercial relationships, collaborations, licensing or other strategic transactions, provided that the aggregate number of shares issued or issuable pursuant to this clause (G) shall not exceed 10% of the total number of shares of Common Stock outstanding immediately following the First Time of Delivery and each recipient of such shares shall execute a lock-up letter substantially in the form of Annex I hereto for the remainder of such period, and (H) the facilitation of the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, provided that no sales are made under such plan during such period);

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use its best efforts to list, subject to notice of issuance, the Securities on the Nasdaq;

(i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(j) The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6.(a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than any such free writing prospectus the use of which has been consented to by the Representative and which is listed on Schedule II(a) hereto; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than any such free writing prospectus the use of which has been consented to by the Company and the Representative and which is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus and prior to the later of the last Time of Delivery and the end of the period during which a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered in connection with sales of the Securities, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration

Statement, the Pricing Disclosure Package or the Prospectus or would include (when considered together with the Pricing Disclosure Package) an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b).

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the documented fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the documented cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all documented expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all documented fees and expenses in connection with listing the Securities on the Nasdaq; (v) the documented filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities and determining the compliance of the sale of the Securities with FINRA’s rules, not to exceed $20,000, when taken together with the amount incurred in connection with clause (iii) above; (vi) the documented cost of preparing stock certificates, if applicable; (vii) the documented cost and charges of any transfer agent or registrar; (viii) the documented costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; (ix) the documented costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, not to exceed $112,500; and (x) all other documented costs and expenses incurred in connection with the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Covington & Burling LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Ballard Spahr LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you; and (ii) Flaster Greenberg PC, intellectual property counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(e)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) [reserved];

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the

United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have filed a Notification: Listing of Additional Shares with Nasdaq with respect to the Securities to be sold at such Time of Delivery and shall have received no objection thereto from Nasdaq;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from the persons and entities listed on Schedule III hereto, substantially in the form set forth in Annex I hereof;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (e) and (h) of this Section 8 and as to such other matters as you may reasonably request;

(l) The Company will furnish the Representative with any additional opinions, certificates, letters and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 8. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

9.(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred and documented; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b).

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is the information contained in the first sentence of the first paragraph under the heading “Commissions and Discounts” and the second sentence of the first paragraph under the heading “Price Stabilization, Short Positions and Penalty Bids,” in each case under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; and will reimburse the Company for any documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to a single local counsel) to represent the Representative and all Underwriters that may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) above in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder

(whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities pursuant to this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any defaulting Underwriter; but, if for any other permitted reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all documented out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or E-mail transmission to William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, IL 60606, Attention: General Counsel, E-Mail: legalnotice@williamblair.com; and if to the Company shall be delivered or sent by mail or E-mail transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer, E-mail: nir.naor@neurostar.com (with copies to those parties specified thereon). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each of the Underwriters agree that any suit or proceeding arising in respect of this Agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each of the Underwriters agree to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

NEURONETICS, INC.

By:	/s/ Nir Naor
Name: Nir Naor
Title: Executive Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer

Accepted as of the date hereof:

WILLIAM BLAIR & COMPANY, L.L.C.

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

WILLIAM BLAIR & COMPANY, L.L.C.

/s/ Steve Maletzky
Name: Steve Malezky
Title: Head of Capital Markets